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                                                                     EXHIBIT 4.2

                              SUBSIDIARY GUARANTEE

                  For value received, each Guarantor (which term includes any successor Person under the Indenture) has, jointly and severally, unconditionally guaranteed, to the extent set forth in the Indenture and subject to the provisions in the Indenture dated as of June 6, 2003 (the "Indenture") among IASIS Healthcare Corporation, the Guarantors signatories thereto and The Bank of New York, as trustee (the "Trustee"), (a) the due and punctual payment of the principal of, premium, if any, and interest on the Notes (as defined in the Indenture), whether at maturity, by acceleration, redemption or otherwise, the due and punctual payment of interest on overdue principal and premium, and, to the extent permitted by law, interest, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee all in accordance with the terms of the Indenture and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. The obligations of the Guarantors to the Holders of Notes and to the Trustee pursuant to the Subsidiary Guarantee and the Indenture are expressly set forth in Article 11 of the Indenture and reference is hereby made to the Indenture for the precise terms of the Subsidiary Guarantee. Each Holder of a Note, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes the Trustee, on behalf of such Holder, to make such action as may be necessary or appropriate to effectuate the subordination as provided in the Indenture and (c) appoints the Trustee attorney-in-fact of such Holder for such purpose; provided, however, that the Indebtedness evidenced by this Subsidiary Guarantee shall cease to be so subordinated and subject in right of payment upon any defeasance of this Note in accordance with the provisions of the Indenture.

                            [Signature page follows]

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                                 GUARANTORS:
                                 ARIZONA DIAGNOSTIC & SURGICAL CENTER, INC.
                                 BAPTIST JOINT VENTURE HOLDINGS, INC.
                                 BEAUMONT HOSPITAL HOLDINGS, INC.
                                 BILTMORE SURGERY CENTER HOLDINGS, INC.
                                 CLINICARE OF UTAH, INC.
                                 DAVIS HOSPITAL & MEDICAL CENTER, INC.
                                 DAVIS SURGICAL CENTER HOLDINGS, INC.
                                 FIRST CHOICE PHYSICIANS NETWORK HOLDINGS, INC. IASIS HEALTHCARE HOLDINGS, INC.
                                 IASIS MANAGEMENT COMPANY
                                 JORDAN VALLEY HOSPITAL HOLDINGS, INC.
                                 METRO AMBULATORY SURGERY CENTER, INC.
                                 PIONEER VALLEY HEALTH PLAN, INC.
                                 PIONEER VALLEY HOSPITAL, INC.
                                 ROCKY MOUNTAIN MEDICAL CENTER, INC.
                                 SALT LAKE REGIONAL MEDICAL CENTER, INC.
                                 SANDY CITY HOLDINGS, INC.
                                 SOUTHRIDGE PLAZA HOLDINGS, INC.
                                 SSJ ST. PETERSBURG HOLDINGS, INC.
                                 BROOKWOOD DIAGNOSTIC CENTER OF TAMPA, INC.
                                 IASIS PHYSICIAN SERVICES, INC.
                                 CLINICARE OF TEXAS, INC.
                                 IASIS FINANCE, INC.
                                 IASIS HOME INFUSION AND MEDICAL EQUIPMENT, INC. IASIS TRANSCO, INC.
                                 MCS/AZ, INC.
                                 PALMS OF PASADENA HOMECARE, INC.
                                 TAMPA BAY STAFFING SOLUTIONS, INC.
                                 IASIS HEALTHCARE MSO SUB OF SALT LAKE CITY, LLC BILTMORE SURGERY CENTER, INC.

                            By: /S/ W. Carl Whitmer
                                -------------------------------------
                                Name:  W. Carl Whitmer
                                Title: Chief Financial Officer

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                                 GUARANTORS (CONTINUED):

                                 MEMORIAL HOSPITAL OF TAMPA, LP
                                 MESA GENERAL HOSPITAL, LP
                                 ODESSA REGIONAL HOSPITAL, LP
                                 PALMS OF PASADENA HOSPITAL, LP
                                 SOUTHWEST GENERAL HOSPITAL, LP
                                 ST. LUKE'S BEHAVIORAL HOSPITAL, LP
                                 ST. LUKE'S MEDICAL CENTER, LP
                                 TEMPE ST. LUKE'S HOSPITAL, LP
                                 TOWN & COUNTRY HOSPITAL, LP
                                 JORDAN VALLEY HOSPITAL, LP
                                 SOUTHEAST TEXAS HOSPITAL, LP

                            BY:   IASIS HEALTHCARE HOLDINGS, INC.

                                  By: /s/ W. Carl Whitmer
                                      -----------------------------------
                                      Name: W. Carl Whitmer
                                      Title: Chief Financial Officer